UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2011

Date of the Event

COMPUSONICS VIDEO CORPORATION

Colorado                                     0-14200                                  84-1001336

(State of incorporation)             (Commission File Number)        (I.R.S. Employer Identification No.)

3509 Auburn Rd, Ste.200

Auburn Hills, MI 48326

(Address of principal executive offices)

(248) 683-4600

(Company's telephone number, including area code)

Item 8.01: Other Events

Effective September 30, 2011 the Board of Directors of CompuSonics Video Corporation (the "Registrant") is extending the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time September 30, 2011 to 5:00 p.m. Mountain Time December 31, 2011. The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27, 1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 27, 2011

CompuSonics Video Corporation

By   /s/ Thomas W. Itin

Thomas W. Itin

Chairman